Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT dated as of September 30, 2009 (this “Amendment”), to the Credit Agreement dated as of June 9, 2008, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SCIENTIFIC GAMES INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), SCIENTIFIC GAMES CORPORATION, a Delaware corporation (“Holdings”), the several lenders from time to time party thereto and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS:

A.            Unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

B.            The Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement.

C.            The Administrative Agent and the undersigned Lenders are willing to amend certain provisions of the Credit Agreement, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the above recitals and the covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of Holdings, the Borrower, the Administrative Agent and the undersigned Lenders hereby agree as follows:

SECTION 1.  Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)  Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:

“Italian Concession”: any concession awarded to, or agreement entered into by, the Borrower, Holdings, any Subsidiary of Holdings or any Italian Concession Vehicle by or with the Amministrazione Autonoma dei Monopoli di Stato (or other applicable Italian governmental authority), whether such concession or agreement is now existing or hereafter arising and any renewals of such concession or agreement, with respect to the public games known as national lotteries in Italy (whether now existing or hereafter arising), together with any procedures, activities, functions or requirements in connection therewith (or any amendment or supplement to any such concession, agreement, procedures, activities, functions or requirements).

“Italian Concession Obligations”: any payments, costs, contributions or obligations (in the case of clauses (a) and (b) hereof, in an aggregate amount (based on the fair market value thereof, as reasonably determined in good faith by the Borrower, in the case of non-cash assets) not to exceed the amount set forth on Schedule 1.1(c)), made or incurred by any of the Borrower, Holdings or any Subsidiary of Holdings (whether directly, or indirectly to or through any Italian Concession Vehicle or any of its equity holders or members) in the form of (and including any costs to obtain, or credits or discounts associated with) (a) tender fees, up-front fees, bid or performance bonds, guarantees, reimbursement obligations or similar arrangements, capital requirements or contributions or similar payments or obligations in respect of any award, renewal or extension of any Italian Concession or the formation of or entry into or capitalization of any Italian Concession Vehicle, (b) other payments, costs, contributions or obligations (including any credits or discounts) in connection with obtaining, renewing or extending any Italian Concession, or the formation of or entry into or capitalization of any Italian Concession Vehicle, that are (and are certified by the Borrower to be) incurred or agreed to in lieu of payments, costs, contributions or obligations described in clause (a) above or (c) commissions, payments or other consideration (including any credits or discounts) paid or given to any Italian Concession Vehicle or any of its equity holders or members in connection with the direct or indirect provision by the Borrower, Holdings or any Subsidiary of Holdings of goods or services to any consortium, joint venture or other Person that is awarded any concession by, or has an agreement with, the Amministrazione Autonoma dei Monopoli di Stato (or other applicable Italian governmental authority) (whether now existing or hereafter arising and any renewals thereof) with respect to the public games known as national lotteries in Italy (whether now existing or hereafter arising) other than an Italian Concession.

“Italian Concession Vehicle”: any consortium, joint venture or other Person entered into by the Borrower, Holdings and/or any Subsidiary of Holdings or in which the Borrower, Holdings and/or any Subsidiary of Holdings directly or indirectly participates or has an interest or a contractual relationship, which consortium, joint venture or other Person holds or is party to an Italian Concession.

“Second Amendment”: the Second Amendment, dated as of September 30, 2009, to this Agreement.

(b)  Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of “Applicable Margin” in its entirety as follows:

“Applicable Margin”: for any day with respect to a Loan, the applicable rate per annum set forth below under the caption “Applicable Margin for Eurocurrency Loans” or “Applicable Margin for Base Rate Loans”, as the case may be, based upon the Consolidated Leverage Ratio as of the most recent determination date; provided that, notwithstanding the paragraph set forth beneath the table below, for a period of six months beginning on the Second Amendment Effective Date, the Applicable Margin (including for purposes of Section 3.9) shall be deemed to be as specified in Category 1.

Consolidated Leverage Ratio	Applicable Margin for Eurocurrency Loans	Applicable Margin for Base Rate Loans

Category 1 Greater than or equal to 4.25:1.00	3.25%	2.25%

Category 2 Less than 4.25:1.00 but greater than or equal to 4.00:1.00	3.00%	2.00%

Category 3 Less than 4.00:1.00 but greater than or equal to 3.25:1.00	2.75%	1.75%

Category 4 Less than 3.25:1.00 but greater than or equal to 2.75:1.00	2.50%	1.50%

Category 5 Less than 2:75:1.00 but greater than or equal to 2:25:1.00	2.25%	1.25%

Category 6 Less than 2.25:1.00	2.00%	1.00%

For purposes of the foregoing, the Applicable Margin shall be adjusted, on and after the first Adjustment Date (as defined below) occurring after the Second Amendment Effective Date, based on changes in the Consolidated Leverage Ratio, with such adjustments to become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 7.1 and to remain in effect until the next adjustment to be effected pursuant to this paragraph.  If any financial statements referred to above are not delivered within the time periods specified in Section 7.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the grid above shall apply.  On each Adjustment Date, the Applicable Margin shall be adjusted to be equal to the Applicable Margin opposite the Category determined to exist on such Adjustment Date from the financial statements relating to such Adjustment Date.

(c)  Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of “Commitment Fee Rate” in its entirety as follows:

“Commitment Fee Rate”: If the Consolidated Leverage Ratio as of the most recent determination date is (a) greater than or equal to 4.25:1.00, 0.75% per annum or (b) less than 4.25:1.00, 0.50% per annum; provided that for a period of six months beginning on the Second Amendment Effective Date, the Commitment Fee Rate shall be deemed to be 0.75% per annum.  For purposes of the foregoing, the Commitment Fee Rate shall be adjusted, on and after the first Adjustment Date occurring after the Second Amendment Effective Date, based on changes in the Consolidated Leverage Ratio, with such adjustments to become effective on the Adjustment Date and to remain in effect until the next adjustment to be effected pursuant to this paragraph.  If any financial statements delivered to the Lenders pursuant to Section 7.1 are not delivered within the time periods specified therein, until the date that is three Business Days after the date on which such financial statements are delivered, the Commitment Fee Rate shall be 0.75%.  On each Adjustment Date, the Commitment Fee Rate be adjusted to be equal to the rate per annum set forth in clause (a) or (b) above, as applicable.”

(d)  Section 1.1 of the Credit Agreement is hereby further amended by revising the definition of “Consolidated EBITDA” by replacing the word “and” at the end of clause (j) thereof with a comma and adding the following new clause (l) immediately before the word “minus” therein:

“and (l) to the extent treated as an expense in the period paid or incurred, any Italian Concession Obligations contemplated by clause (a) or (b) of the definition thereof paid or incurred in such period”.

(e)  Section 1.1 of the Credit Agreement is hereby further amended by revising clause (b) of the proviso of the definition of “Consolidated Total Debt” by replacing the words “Convertible Debentures Repurchase Date” with the words “the later of (x) the Convertible Debentures Repurchase Date and (y) June 1, 2010”.

(f)  Section 1.1 of the Credit Agreement is hereby further amended by revising the definition of “Foreign Currency” by replacing the word “and” at the end of clause (a) thereof with a comma, replacing the period at the end thereof with the word “and”, and adding the following new clause (c):

“(c) with respect to any Incremental Term Loans (as defined in Section 4.17), any currency approved by the Borrower, the lender or lenders providing such Incremental Term Loans and (if such currency is other than British Pounds Sterling or Euro) the Administrative Agent.”

(g)  Section 1.1 of the Credit Agreement is hereby further amended by revising the definition of “Permitted Additional Senior Indebtedness” by adding the following at the end of the parenthetical in clause (c) of the proviso thereof:

“unless such release of such Guarantee Obligation of the applicable Subsidiary Guarantor in respect of the Obligations is in connection with the repayment or refinancing in full of the Obligations and the termination of the Commitments”.

(h)  Section 1.1 of the Credit Agreement is hereby further amended by (i) revising the definition of “Reinvestment Notice” by adding the following immediately after the words “Permitted Acquisition” therein:

“or to make or incur an Investment to fund or satisfy any Italian Concession Obligations not yet made or satisfied (or to deem all or a specified portion of such Net Cash Proceeds to have been applied to any such Investment made or incurred no more than three months prior to the date of such notice; provided that, notwithstanding the foregoing, as long as an Asset Sale is publicly announced not more than three months after the making or incurrence of an Investment to fund or satisfy any Italian Concession Obligations, then all or a specified portion of the Net Cash Proceeds of such Asset Sale may, when received, be deemed to have been applied to any such Investment already made or incurred even if such Investment was made or incurred more than three months prior to the receipt of such Net Cash Proceeds)”;

(ii) revising the definition of “Reinvestment Prepayment Amount” by adding the following immediately after the words “Permitted Acquisition” therein:

“or to make or incur an Investment to fund or satisfy any Italian Concession Obligations that were, at the time of such Investment, not yet made or satisfied (including all or the specified portion of the Net Cash Proceeds of such Reinvestment Event deemed to have been applied to any Investment to fund or satisfy any Italian Concession Obligations made or incurred no more than three months prior to the date of the relevant Reinvestment Notice (or, in the case of an Asset Sale, as long as such Asset Sale was publicly announced not more than three months after the making or incurrence of any such Investment, all or the specified portion of the Net Cash Proceeds of such Asset Sale which, when received, were deemed to have been applied to any such Investment already made or incurred even if such Investment was made or incurred more than three months prior to the receipt of such Net Cash Proceeds))”; and

(iii) revising the definition of “Reinvestment Prepayment Date” by adding the following immediately before the words “Permitted Acquisition” in clause (b) thereof:

“or make or incur an Investment to fund or satisfy any Italian Concession Obligations not yet made or satisfied (or deem all or a specified portion of the Net Cash Proceeds of such Reinvestment Event to have been applied to any Investment to fund or satisfy any Italian Concession Obligations made or incurred no more than three months prior to the date of the relevant Reinvestment Notice (or, with respect to any Asset Sale that was publicly announced not more than three months after the making or incurrence of any Investment to fund or satisfy any Italian Concession Obligations, deem all or a specified portion of the Net Cash Proceeds of such Asset Sale, when received, to have been applied to any such Investment already made or incurred even if such Investment was made or incurred more than three months prior to the receipt of such Net Cash Proceeds)”.

(i)  Section 3.15(a) of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (i) thereof, replacing the period at the end of clause (ii) thereof with a semicolon, and adding the following new clauses (iii) and (iv) at the end thereof:

“(iii) commitment fees shall cease to accrue on the Available Revolving Commitment of such Defaulting Lender pursuant to Section 3.5 from and after the date that such Lender becomes a Defaulting Lender; provided that the foregoing shall not apply to any Revolving Lender that does not execute the Second Amendment (but shall apply to its successors and assigns); and

(iv) the aggregate unpaid principal amount of Term Loans made by, and the Revolving Commitment and any Revolving Extensions of Credit of, such Defaulting Lender shall be excluded for purposes of determining whether all Lenders, each affected Lender, the Required Lenders, the Majority Facility Lenders, the Super Majority Facility Lenders or any other group or subset of Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.1), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender and which treats such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender; provided further that the foregoing shall not apply to any Lender that does not execute the Second Amendment (but shall apply to its successors and assigns).”

(j)  Section 4.8(d) of the Credit Agreement is hereby amended by replacing the word “and” at the end of clause (ii) of the proviso to the second sentence thereof with a comma, replacing the period at the end of such sentence with the word “and”, and adding the following new clause (iv):

“(iv) payments in respect of the principal of or interest on any Incremental Term Loan denominated in a Foreign Currency (and, if applicable, fees and expenses in respect of any such Incremental Term Loan) shall be made in such Foreign Currency.”

(k)  Section 4.17 of the Credit Agreement is hereby amended by replacing the word “and” at the end of clause (i) of the proviso to clause (c) thereof with a comma, deleting the word “and” at the end of clause (ii) of the proviso to such clause (c) and adding the following immediately before the period at the end of such proviso:

“, and (iv) the Incremental Term Loans may be denominated in Dollars or a Foreign Currency”.

(l)  Section 4.17 of the Credit Agreement is hereby further amended by adding the following immediately before the period at the end of the third to last sentence thereof:

“, including, in the case of any Incremental Term Loans denominated in a Foreign Currency, amendments in order to reflect the denomination of such Loans in such Foreign Currency”.

(m)  Section 8.1(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as at the last day of any fiscal quarter of Holdings to exceed the ratio set forth below with respect to such fiscal quarter or with respect to the period during which such fiscal quarter ends:

Fiscal Quarter Ending	Ratio

June 30, 2008 through September 30, 2009	4.25 to 1.00

December 31, 2009 through December 31, 2010	4.75 to 1.00

March 31, 2011 through December 31, 2011	4.50 to 1.00

March 31, 2012 through September 30, 2012	4.25 to 1.00

December 31, 2012 and thereafter	4.00 to 1.00”

(n)  Section 8.1(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Consolidated Senior Debt Ratio.  Permit the Consolidated Senior Debt Ratio as at the last day of any fiscal quarter of Holdings to exceed the ratio set forth below with respect to such fiscal quarter or with respect to the period during which such fiscal quarter ends:

Fiscal Quarter Ending	Ratio

June 30, 2008 through September 30, 2009	2.50 to 1.00

December 31, 2009 through December 31, 2010	2.75 to 1.00

March 31, 2011 and thereafter	2.50 to 1.00”

(o)  Section 8.1(d) of the Credit Agreement is hereby amended and restated in its entirety as follows

“(d) Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Holdings to be less than the ratio set forth below with respect to such period or with respect to the period during which such four consecutive fiscal quarters ends:

Four Consecutive Fiscal Quarters Ending	Ratio

On or prior to September 30, 2009	3.50 to 1.00

December 31, 2009 and thereafter	3.00 to 1.00”

(p)  Section 8.2(c) of the Credit Agreement is hereby amended by adding the following immediately before the period at the end thereof:

“, and Guarantee Obligations incurred by Holdings or any of its Subsidiaries in respect of or constituting Italian Concession Obligations described in clause (a) or (b) of the definition thereof”.

(q)  Section 8.4 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (c) thereof, replacing the period at the end of clause (d) thereof with a semicolon and the word “and”, and adding the following new clause (e):

“(e) any Subsidiary of Holdings (other than the Borrower) may be merged or consolidated with another Person in order to effect an Investment permitted by clause (k), (l) or (n) of Section 8.8.”

(r)  Section 8.5 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (f) thereof, replacing the period at the end of clause (g) thereof with a semicolon, and adding the following new clauses (h), (i), (j), (k), (l) and (m):

“(h) leases or sub-leases entered into, as lessor, in the ordinary course of business, to the extent they do not materially interfere with the business of Holdings, the Borrower or any Subsidiary;

(i) the sale, liquidation or other Disposition of Cash Equivalents in the ordinary course of business for consideration consisting of cash or Cash Equivalents;

(j) Dispositions of Property (other than Capital Stock of the Borrower) pursuant to an Investment permitted by clause (i) of Section 8.8;

(k) Dispositions of Property (other than Capital Stock of the Borrower or of any Subsidiary Guarantor or Domestic Subsidiary) pursuant to an Investment permitted by clause (j) of Section 8.8, valued at the fair market value of the Property so disposed of;

(l) Dispositions of any interest held by Holdings, the Borrower or any Subsidiary in any Italian Concession Vehicle to another Italian Concession Vehicle in which Holdings, the Borrower or any Subsidiary has (or, following such transfer, will have) an interest at least equal to such interest being transferred; and

(m) Dispositions of Property (other than (i) Capital Stock of the Borrower and (ii) less than all the Capital Stock owned by the Group Members of any other Subsidiary that is a Subsidiary Guarantor or Domestic Subsidiary or that is owned directly by a Loan Party) pursuant to an Investment permitted by clause (k), (l), (n) or (t) of Section 8.8, valued at the fair market value of the Property so disposed of; provided that the aggregate fair market value of all Property Disposed of pursuant to this clause (m) shall not exceed $125,000,000 during the term of this Agreement; provided that such aggregate fair market value may exceed $125,000,000 by an amount equal to the amount then available for Dispositions pursuant to clause (e) of this Section 8.5, which availability under such clause (e) shall be reduced by an amount equal to the fair market value of the Property Disposed of pursuant to this proviso.”

(s)  Section 8.8 of the Credit Agreement is hereby amended by adding the following at the end of clause (j) thereof:

“provided further that solely for purposes of determining compliance with the limits set forth in clause (i) of the foregoing proviso, the amount of any such Investment made in a Non-Guarantor Subsidiary shall be excluded to the extent such Investment is contributed or made, directly or indirectly, to an Italian Concession Vehicle and used to fund or satisfy Italian Concession Obligations or is otherwise used to fund or satisfy Italian Concession Obligations”.

(t)  Section 8.8 of the Credit Agreement is hereby further amended by deleting the word “and” at the end of clause (r) thereof, replacing the period at the end of clause (s) thereof with a semicolon and the word “and”, and adding the following new clauses (t) and (u):

“(t) Investments to fund or satisfy any Italian Concession Obligations, including any Investment in any Italian Concession Vehicle (or its equity holders or members) used by or on behalf of any Italian Concession

Vehicle (or its equity holders or members) to fund or satisfy any Italian Concession Obligations; and

(u) Investments consisting of any Disposition permitted by clause (l) of Section 8.5.”

(u)  Section 8.14 is hereby amended by deleting the word “and” prior to clause (ii) thereof and replacing it with a comma, and inserting the following immediately before the period at the end thereof:

“, (iii) any restrictions imposed by customary provisions in agreements entered into in the ordinary course of business restricting the assignment thereof and (iv) any customary restrictions imposed by any agreement governing Indebtedness permitted by Section 8.2(h) or (n) if such restrictions apply only to the Subsidiary incurring such Indebtedness or any of its Subsidiaries”.

(v)  The Credit Agreement is hereby amended by adding a new Schedule 1.1(c) thereto as set forth in Annex A attached hereto.

SECTION 2.  Representations and Warranties.  Holdings and the Borrower hereby represent and warrant on the Second Amendment Effective Date (as defined below) to the Administrative Agent and each Lender that:

(a)  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct on and as of the Second Amendment Effective Date, except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

(b)  No Default or Event of Default has occurred and is continuing.

SECTION 3.  Amendment Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 5:00 p.m., New York City time, on September 25, 2009 (or such other time or date on which the Administrative Agent and the Borrower shall agree), an amendment fee (the “Amendment Fees”) in an amount equal to 0.25% of the sum of (i) the aggregate principal amount of Term Loans of such Lender and (ii) the Revolving Commitment (whether used or unused) of such Lender as of such date; provided that the Borrower shall have no liability for any such Amendment Fees if this Amendment does not become effective in accordance with Section 4 below.  Such Amendment Fees shall be payable in immediately available funds on, and subject to the occurrence of, the Second Amendment Effective Date (as defined below).

SECTION 4.  Conditions Precedent.  This Amendment shall become effective as of the date of the satisfaction of the following conditions precedent (the “Second Amendment Effective Date”):

(a)  The Administrative Agent (or its counsel) shall have received from each of Holdings, the Borrower and Lenders constituting the Required Lenders either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b)  The Administrative Agent shall have received all fees and other amounts due and payable hereunder or under the Credit Agreement on or prior to the Second Amendment Effective Date, including the Amendment Fees and, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including, without limitation, the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

SECTION 5.  Credit Agreement.  Except as specifically stated herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof.

SECTION 6.  Miscellaneous.

(a)  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

(b)  All references to the Credit Agreement in the Loan Documents shall be deemed to include this Amendment.  This Amendment constitutes a Loan Document,

(c)  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(d)  WAIVERS OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their behalf and in their respective corporate names by their duly authorized officers as of the date first above written.

SCIENTIFIC GAMES INTERNATIONAL, INC.,
as Borrower,

by
/s/ Jeffrey S. Lipkin
Name: Jeffrey S. Lipkin
Title: Vice President

SCIENTIFIC GAMES CORPORATION.,
as Holdings and a Guarantor,

by
/s/ Jeffrey S. Lipkin
Name: Jeffrey S. Lipkin
Title: Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

by
/s/ Ralph Totoonchie
Name: Ralph Totoonchie
Title: Vice President

SIGNATURE PAGE TO AMENDMENT DATED AS OF SEPTEMBER 30, 2009, TO THE CREDIT AGREEMENT DATED AS OF JUNE 9, 2008, AMONG SCIENTIFIC GAMES INTERNATIONAL, INC., SCIENTIFIC GAMES CORPORATION,, THE LENDERS PARTY THERETO, AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT.

Name of Institution:

by
Name:
Title:

by
Name:
Title:

[This Amendment was executed by authorized signatories of 34 Lenders.]